Exhibit 5.1

[Posternak Blankstein & Lund LLP Letterhead]

January 12, 2007

iParty Corp.
270 Bridge Street, Suite 301
Dedham, Massachusetts 02026

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 2,708,335 shares of common stock, $0.001 par value per share (the “Shares”), of iParty Corp., a Delaware corporation (the “Company”). All of the Shares are being registered on behalf of a certain stockholder of the Company (the “Selling Stockholder”). All of the Shares are issuable upon exercise of the Warrant (as defined below) in accordance with the terms thereof. None of the Shares are currently outstanding.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth, including a copy of a warrant issued by the Company to the Selling Stockholder on September 15, 2006, as amended January 9, 2007 (the “Warrant”).

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares, except for additional consideration, if any, that may be due upon exercise of the Warrant in accordance with the terms thereof.

Our opinion below, insofar as it relates to the Shares being validly issued, is based in part on a certificate of the Chief Financial Officer of the Company confirming the accuracy of the computations used to derive the number of shares of common stock into which the Warrant may be exercised and confirming that appropriate adjustments have been made in respect of each issuance of securities by the Company requiring adjustments in the conversion prices of the Warrant.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Posternak Blankstein & Lund LLP hereby confirms that the reference made in its opinion to the General Corporation Law of the State of Delaware includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

POSTERNAK BLANKSTEIN & LUND LLP

By:	/s/ DONALD H. SIEGEL, P.C.
Donald H. Siegel, P.C., a Partner thereof